UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14A-6(E)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240-14a-12

CAPITAL CITY BANK GROUP, INC.

(Exact name of Registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing and registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No:

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(4)	Date Filed:

a message from your CEO

Dear Fellow Associate:

Our results have trended stronger every year, and last year was no different. The future of Capital City Bank is secure thanks to your hard work.

As a Capital City Bank shareowner, you have the opportunity to take an active role in the future of the Company by voting on the proposals put forward in the 2016 proxy.

Soon you will receive a notice in the mail asking you to vote your shares on several key business items that will be discussed at our annual Shareowners’ Meeting on Tuesday, April 25. Please keep the notice as it contains a unique control number you will need to vote online.

Voting items include:

•	Election of Directors
•	Approval of Executive Compensation
•	Frequency of Compensation Vote
•	Ratification of Ernst & Young as Independent Auditors

As a shareowner, your vote “FOR” the approval of these items is very important.

Thank you for your commitment to Capital City Bank.

William G. Smith, Jr.

President and Chief Executive Officer

Capital City Bank Group